Exhibit 5

WINSTON & STRAWN LLP

35 W. Wacker Drive

Chicago, IL 60601

May 12, 2006

Fortune Brands, Inc.

520 Lake Cook Road

Deerfield, IL 60015

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by Fortune Brands, Inc., a Delaware corporation (the “Company”), of (i) shares of the Company’s common stock, par value $3.125 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, without par value (the “Preferred Stock”), (iii) the Company’s debt securities (the “Debt Securities”) and (iv) the Company’s warrants to purchase Common Stock, Preferred Stock and Debt Securities (the “Warrants” and, collectively with the Common Stock, the Preferred Stock and the Debt Securities, the “Securities”), to be offered and sold by the Company from time to time in accordance with Rule 415 under the Act, we advise as follows:

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company as in effect on the date hereof, (ii) the By-laws of the Company as in effect on the date hereof, (iii) the Registration Statement on Form S-3 to be filed by the Company under the Act with respect to the Securities (the “Registration Statement”), (iv) the Indenture dated as of April 15, 1999 between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee, under which Debt Securities may be issued (the “Indenture”) and (v) resolutions of the Board of Directors of the Company relating to, among other matters, the issuance of the Securities and the filing of the Registration Statement. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us a copies. As to certain facts material to this opinion, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and having regard for such legal considerations as we deem relevant and subject to (a) the terms of the Securities being otherwise in compliance with applicable law at the time of issuance thereof, (b) the Registration Statement being effective under the Act and Indenture under which Debt Securities of each series are issued having been qualified under the Trust Indenture Act of 1939, as amended, (c) the appropriate corporate action being taken by the Company to authorize the form, terms, amount, execution and delivery of the applicable Securities (including in accordance with the resolutions referred to in paragraph 2 hereof) and (d) the receipt of any legally required consents, approvals, authorizations, and other orders of the Securities Exchange Commission, we are of the opinion that:

A. The shares of Common Stock, including any Common Stock that may be issuance pursuant to the conversion of any Preferred Stock or Debt Securities or upon the exercise of Warrants, when duly issued, sold and delivered in accordance with an appropriate underwriting, purchase or similar agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereof, will be validly issued, fully paid and nonassessable (provided the consideration paid therefore is not less than par value thereof).

B. The shares of any particular series of Preferred Stock, when (a) duly established in accordance with the resolutions of the Company’s Board of Directors or the Executive Committee thereof authorizing the issuance and sale of such series of Preferred Stock, (b) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, (c) shares of such series of Preferred Stock have been issued, sold and delivered in accordance with an appropriate underwriting, purchase or similar agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, and in accordance with the duly established terms of the particular series, will be validly issued, fully paid and nonassessable (provided the consideration paid therefore is not less than the par value thereof).

C. Debt Securities, when duly executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the appropriate underwriting, purchase or similar agreement and as described in the Registration Statement, any amendment thereof, the Prospectus and any Prospectus Supplement related thereto, will be validly issued and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

D. The Warrants, when the applicable warrant or similar agreement has been duly authorized by the applicable warrant agent and duly executed by the Company and such warrant agent and the Warrants have been duly executed, authenticated and delivered in accordance with such warrant or similar agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement related thereto, will be validly issued and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions “Legal Opinion” in the Prospectus constituting a part of the Registration Statement.

    Very truly yours,

/s/ WINSTON & STRAWN LLP